As filed with the Securities and Exchange Commission on July 11, 2002

                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                  Genesys S.A.
             (Exact Name of Registrant as Specified in Its Charter)


                        Republic of France Not Applicable

         (State or Other Jurisdiction of (I.R.S. Employer Identification
                     Incorporation or Organization) Number)

                                   L'Acropole
                           954-980 Avenue Jean Mermoz
                                34000 Montpellier
                                     France

              (Address of Registrant's Principal Executive Offices)


                          GENESYS STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                 Margie Medalle
                           Genesys Conferencing, Inc.
                       400 South Ulster Street, 12th Floor
                             Denver, Colorado 80237
                            Telephone: (303) 267-1272

                                 with a copy to:

                           Deborah E. Kurtzberg, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

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                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------- ------------------ -------------- ---------------- --------------
        Title of each class of securities             Amount to be       Proposed        Proposed        Amount of
               to be registered (1)                  registered (2)       maximum         maximum      registration
                                                                         offering        aggregate          fee
                                                                         price per    offering price
                                                                         share
--------------------------------------------------- ------------------ -------------- ---------------- --------------
Ordinary shares, nominal value (euro) 5 per share        293,500          $15.77(3)   4,628,495(3)         $425.82(3)
--------------------------------------------------- ------------------ -------------- ---------------- --------------
Ordinary shares, nominal value (euro) 5 per share        31,000           $14.22(3)     440,820(3)         $40.56 (3)
--------------------------------------------------- ------------------ -------------- ---------------- --------------
Ordinary shares, nominal value (euro) 5 per share        75,000           $12.89(3)     966,750(3)         $88.95 (3)
--------------------------------------------------- ------------------ -------------- ---------------- --------------
Ordinary shares, nominal value (euro) 5 per share        150,500           $4.08(4)    $614,040(4)         $56.50 (4)
--------------------------------------------------- ------------------ -------------- ---------------- --------------
TOTAL                                                                                                     $611.83
--------------------------------------------------- ------------------ -------------- ---------------- --------------

(1) American Depositary Receipts (each an "ADR") evidencing American Depositary Shares (each an "ADS") issuable upon deposit of the ordinary shares registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (Reg. No. 333-13164). Each ADS constitutes one half of one Share.

(2) Together with an indeterminate number of shares that may be necessary in connection with any adjustment to the number of shares reserved for issuance pursuant to the Genesys Stock Incentive Plan as the result of a stock split, stock dividend or similar event affecting the outstanding ordinary shares of Genesys S.A. (the "Registrant" or the "Corporation").

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to ordinary shares of the Corporation (the "Shares") issuable pursuant to stock options granted pursuant to the Plan, based on the price at which such options may be exercised in Euros and converted into U.S. dollars based on the New York foreign exchange mid-range rate of 1(euro)= $.9945 as quoted at 4 p.m. Eastern time on June 9, 2002 by Reuters and other sources and as published in the Wall Street Journal on June 10, 2002.

(4) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, with respect to Shares issuable pursuant to stock options not yet granted under the Plan and based on two times the average of the high and low reported prices of the ADRs representing the Corporation's Shares reported on the NASDAQ on July 9, 2002. The average of the high and low reported price for one ADR was $2.04 on July 9, 2002.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Corporation's Registration Statement on Form 20-F (Registration No. 333-55392), filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on June 12, 2002;

         (ii) The description of the Shares and ADSs contained under the headings "Description of Genesys Share Capital Stock" and "Description of Genesys American Depositary Receipts" in the Corporation's Registration Statement on Form F-4 (Registration No. 333-55392), filed with the Commission on February 12, 2001 (the "Form F-4 Registration Statement"); and

         (iii) The reports on Form 6-K filed by the Corporation with the Commission on June 19, 2002 and June 25, 2002.

         (iv)All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by registration document referred to in (i) above.

         All reports and other documents filed by the Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

                  Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant maintains insurance against liabilities which may be incurred by its directors and officers. In addition, under the Genesys Stock Incentive Plan, any member of the committee responsible for the administration of the plan is indemnified to the fullest extent permitted by law with respect to any action taken, or determination made, in good faith in connection with the plan.

Item 7.   Exemption From Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

          4.1       By-laws of Genesys S.A.

          4.2       Genesys Stock Incentive Plan

          4.3 Form of Deposit Agreement, by and among Genesys SA, The Bank of New York, as Depositary, and Owners and Beneficial Owners of American Depositary Receipts (incorporated herein by reference to Exhibit 4.1 to the Form F-4 Registration Statement)

          5.1 Opinion of Marie Capela-Laborde, as to the validity of the securities being registered

          23.1 Consent of Ernst & Young Audit, Independent Accountants with respect to Genesys S.A. financial statements

          23.2      Consent of Marie Capela-Laborde (included in Exhibit 5.1)

          24.1      Powers of Attorney (included on signature page)

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plans' annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in Montpellier, France on this 10th day of July, 2002.

                                  GENESYS S.A.


                                  By:       /s/ Francois Legros
                                       -----------------------------------------
                                  Name:    Francois Legros
                                  Title:   Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francois Legros and Mike Savage as his or her true and lawful attorney with power of substitution and resubstitution to sign in his or her name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director of our company who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of our company might or could do in person.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10 day of July, 2002.

      Signature                              Title                         Date
      ---------                              -----                         ----

    /s/ Francois Legros            Chairman and Chief Executive Officer
   ------------------------
       Francois Legros

   /s/ Michael Savage              Executive Vice President Finance
   ------------------------
      Michael Savage


   /s/ Alan Senter                 Director
   ------------------------
     Alan Senter


   /s/ Patrick Joness/             Director
   -------------------------
     Patrick Jones

   /s/ Jean Jacques Bertrands      Director
   ------------------------
     Jean Jacques Bertrand

   /s/ Jean-Charles Bouillet       Director
   ------------------------
     Jean-Charles Bouillet

   /s/ Philippe Piriou             Director
   ------------------------
     Philippe Piriou

    /s/ Margie Medalle             Executive Vice President - America
   ------------------------        and Authorized Representative in the
       Margie Medalle              United States

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                                  EXHIBIT INDEX

   Exhibit                            Description                               Method of Filing
   Number

     4.1       By-laws of Genesys S.A.                                          Filed herewith

     4.2       Genesys Stock Incentive Plan                                     Filed herewith

     4.3       Form of Deposit Agreement, by and among Genesys SA, The Bank     Filed as Exhibit 4.1
               of New York, as Depositary, and Owners and Beneficial Owners     to the Form F-4
               of American Depositary Receipts (incorporated herein by          Registration
               reference to Exhibit 4.1 to the Form F-4 Registration            Statement (Reg. No.
               Statement)                                                       333-55392) and
                                                                                incorporated herein
                                                                                by reference

     5.1       Opinion of Marie Capela-Laborde, as to the validity of the       Filed herewith
               securities being registered

    23.1       Consent of Ernst & Young Audit, Independent Accountants with     Filed herewith
               respect to Genesys S.A. financial statements

    23.2       Consent of Marie Capela-Laborde (included in Exhibit 5.1)        Filed herewith

    24.1       Powers of Attorney (included on signature page)                  Filed herewith
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